BYLAWS

OF

NATION ENERGY INC.

(a Wyoming Corporation)

TABLE OF CONTENTS

Section		Page

1	Definitions	1
2	Shares & Share Certificates	3
3	Issue of Shares	5
4	Share Registers	6
5	Transfer of Shares	6
6	Transmission of Shares	7
7	Alteration of Capital	8
8	Purchase and Redemption of Shares	10
9	Borrowing Powers	11
10	Shareholders meetings	12
11	Proceedings at Shareholders Meetings	13
12	Votes of Shareholders	16
13	Directors	18
14	Election and Removal of Directors	19
15	Powers and Duties of Directors	20
16	Disclosure of Interest of Directors	21
17	Proceedings of Directors	23
18	Executive and Other Committees	25
19	Officers	26
20	Indemnity and Protection of Directors, Officers and Employees	27
21	Dividends and Reserves	28
22	Record Dates	29
23	Documents, Records and Financial Statements	30
24	Notices	30
25	Prohibitions	31

BYLAWS

OF

NATION ENERGY INC.

SECTION 1.     DEFINITIONS

1.1    In these Bylaws, unless the context otherwise requires:

(a)    "Articles" means the Articles of Continuation, and all amendments thereto, filed with the Secretary of State of the State of Wyoming;

(b)    "Corporation Act" means the Wyoming Business Corporation Act, Wyoming Statutes §§ 17-16-101 et. seq. from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c)    "designated security" means a security of the Corporation that is not a debt security and that:

(i)    carries a voting right in all circumstances or under some circumstances that have occurred and are continuing, or

(ii)    carries a residual right to participate in the earnings of the Corporation or, upon the liquidation or winding up of the Corporation, in its assets;

(d)    "Directors", "Board of Directors" or "Board" means the Directors or, if the Corporation has only one Director, the Director of the Corporation for the time being;

(e)    "month" means calendar month;

(f)    "registered address" of a Director means the address of the Director recorded in the register of directors;

(g)    "registered address" of a shareholder means the address of the shareholder recorded in the register of shareholders;

(h)    "registered owner" or "registered holder" when used with respect to a share in the capital of the Corporation means the person registered in the register of shareholders in respect of such share;

(i)    "regulations" means the regulations made pursuant to the Corporation Act;

(j)    "Secretary of State" means the Secretary of State of the State of Wyoming.

1.2    Expressions referring to writing shall be construed as including references to printing, lithography, typewriting. photography and other modes of representing or reproducing words in a visible form.

1.3    Words importing the singular include the plural and vice versa, words importing male persons include female persons and words importing persons shall include corporations.

1.4    The meaning of any words or phrases defined in the Corporation Act shall, if not inconsistent with the subject or context, bear the same meaning in these Bylaws.

1.5    The rules of construction contained in the Interpretation Act shall apply, mutatis mutandis, to the interpretation of these Bylaws.

SECTION 2.    SHARES AND SHARE CERTIFICATES

2.1    Every share certificate issued by the Corporation shall be in such form as the Directors may approve from time to time and shall contain such statements as are required by, and shall otherwise comply with, the Corporation Act.

2.2    Every shareholder is entitled, without charge, to one certificate representing the share or shares of each class held by him except that, in respect of a share or shares held jointly by several shareholders, the Corporation shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all. The Corporation shall not be bound to issue certificates representing redeemable shares if such shares are to be redeemed within one month of the date on which they were allotted.

2.3    Any share certificate may be sent by registered mail to the shareholder entitled thereto, and neither the Corporation nor any transfer agent shall be liable for any loss occasioned to the shareholder resulting from the loss or theft of any such share certificate so sent.

2.4    If a share certificate:

(a)    is worn out or defaced, the Directors may, upon production to the Corporation of the certificate and upon such other terms, if any, as they may think fit, order the certificate to be canceled and issue a new certificate in lieu thereof;

(b)    is lost, stolen or destroyed, the Directors may, upon proof thereof to their satisfaction and upon such indemnity, if any, being given as they consider adequate, issue a new share certificate in lieu thereof to the person entitled to such lost, stolen or destroyed certificate; or

(c)    represents more than one share and the registered owner thereof surrenders it to the Corporation with a written request that the Corporation issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Directors shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

2.5    If a shareholder owns shares of a class or series represented by more than one share certificate and surrenders the certificates to the Corporation with a written request that the Corporation issue in his name one certificate representing in the aggregate the same number of shares as the certificates so surrendered, the Directors shall cancel the certificates so surrendered and issue in lieu thereof a certificate in accordance with such request.

2.6    The Directors may from time to time determine the amount of a charge, not exceeding an amount prescribed by the regulations or the Corporation Act, to be imposed for each certificate issued pursuant to Bylaws 2.4 and 2.5.

2.7    Every share certificate shall be signed manually by at least one officer or Director of the Corporation, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Corporation and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of the certificate.

2.8    Except as required by law, statute or these Bylaws, no person shall be recognized by the Corporation as holding any share upon any trust, and the Corporation shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except as provided by law, statute or these Bylaws or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

SECTION 3.    ISSUE OF SHARES

3.1    Except as provided in the Corporation Act, the  Articles of the Corporation and these Bylaws, and subject to any direction to the contrary contained in a resolution of the shareholders authorizing any increase or alteration of capital, the shares of the Corporation shall be under the control of the Directors who may, subject to the rights of the holders of issued shares of the Corporation, allot and issue, or grant options in respect of shares authorized but not issued or issued and redeemed or purchased, at such times and to such persons, including Directors, and in such manner and upon such terms and conditions, and at such price or for such consideration, as the Directors in their absolute discretion may determine.

3.2    If the Directors are required by the Corporation Act before allotting any shares to offer them pro rata to the shareholders, the Directors shall, before allotting any shares, comply with the applicable provisions of the Corporation Act.

3.3    Subject to the provisions of the Corporation Act, the Corporation may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for its shares, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, but if the Corporation is not a specially limited corporation, the rate of the commission and discount shall not in the aggregate exceed 25% of the amount of the subscription price of such shares.

3.4    No share may be issued until it is fully paid and the Corporation shall have received the full consideration therefor in cash, property or past services actually performed for the Corporation. A document evidencing indebtedness of the allottee is not property for the purpose of this Bylaw. The value of property or services for the purpose of this Bylaw shall be the value determined by the Directors by resolution to be, in all the circumstances of the transaction, no greater than the fair market value thereof.  The full consideration received for a share issued by way of dividend shall be the amount determined by the Directors to be the amount of the dividend.

PART 4.    SHARE REGISTERS

4.1    The Corporation shall keep or cause to be kept a list of shareholders as required by the Corporation Act.  The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The Directors may appoint a trust company to keep the aforesaid registers or, if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the registers for each class of shares. The Directors may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be.  The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

4.2    Unless prohibited by the Corporation Act, the Corporation may keep or cause to be kept at its principal office or one or more branch offices, registers of shareholders.

4.3     The Corporation shall not at any time close its register of shareholders.

SECTION 5.     TRANSFER OF SHARES

5.1    Subject to the provisions of the Articles and these Bylaws and to restrictions on transfer, if any, contained in these Bylaws, any shareholder may transfer any of his shares by instrument of transfer executed by or on behalf of such shareholder and delivered to the Corporation or its transfer agent. The instrument of transfer shall be in the form, if any, on the back of the Corporation's share certificates or in such other form as the Directors may from time to time approve. If the Directors so require, each instrument of transfer shall be in respect of only one class of shares. Except to the extent that the Corporation Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of shareholders or a branch register of shareholders in respect thereof.

5.2    The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its Directors, officers and agents to register in the name of the transferee as named in the instrument of transfer the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its Directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

5.3    The Corporation and its Directors, officers and transfer agent or agents shall not be bound to inquire into the title of the person named in the form of transfer as transferee or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered, or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

5.4    Every instrument of transfer shall be executed by the transferor and left at the principal office of the Corporation or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors, the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Corporation or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

5.5    There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

SECTION 6.    TRANSMISSION OF SHARES

6.1    In the case of the death of a shareholder, the survivor or survivors where the deceased was a joint registered holder of shares, and the legal personal representative of the deceased shareholder where he was the sole holder, shall be the only persons recognized by the Corporation as having any title to his interest in the shares. Before recognizing any legal Personal representative the Directors may require him to produce a certified copy of a grant of probate or letters of administration, letters testamentary, order or other instrument or other evidence of the death under which title to the shares is claimed to vest, and such other documents as the Corporation Act requires.

6.2    Upon the death or bankruptcy of a shareholder, his personal representative or trustee in bankruptcy, as the case may be, although not a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Corporation Act shall have been deposited at the Corporation's principal office.

6.3    Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder shall, upon such documents and evidence being produced to the Corporation as the Corporation Act requires, or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, have the right either to be registered as a shareholder in his representative capacity in respect of such share or, if he is a personal representative or trustee in bankruptcy, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, as regards a transfer by a personal representative, or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

SECTION 7.    ALTERATION OF CAPITAL

    7.1    The Corporation may by resolution amend its Articles to increase its authorized capital by:

(a)    creating shares with par value or shares without par value, or both;

(b)    increasing the number of shares with par value or shares without par value, or both;

(c)    increasing the par value of a class of shares with par value, if no shares of that class are issued;

(d)    subdivide all or any of its unissued or fully paid issued shares with par value into shares with smaller par value;

(e)    subdivide all or any of its unissued or fully paid issued shares without par value so that the number of those shares is increased;

(f)    consolidate all or any of its shares with par value into shares of larger par value;

(g)    consolidate all or any of its shares without par value so that the number of those shares authorized is reduced;

(h)    change all or any of its unissued or fully paid issued shares with par value into shares without par value;

(i)    change all or any of its unissued shares without par value into shares with par value;

(j)    alter the name or designation of all or any of its issued or unissued shares; or

(k)    alter the provisions as to the maximum price or consideration at or for which shares without par value may be issued,

but only to such extent, in such manner and with such consents of shareholders holding shares of a class or series which are the subject of or are affected by such alteration as the Corporation Act provides.

    7.2    The Corporation may alter its Articles or these Bylaws:

(a)    by resolution, to create, define and attach special rights or restrictions to any shares, whether issued or unissued, and

(b)    by resolution and by otherwise complying with any applicable provision of its Articles or these Bylaws, to vary or abrogate any special rights or restrictions attached to any shares, whether issued or unissued, and in each case by filing a certified copy of such resolution with the Secretary of State but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all shareholders holding shares of each class or series whose right or special right is so prejudiced or interfered with consent thereto in writing, or unless a separate resolution is consented thereto by the shareholders holding shares of each such class or series passed by a majority of 3/4 of the votes cast, or such greater majority as may be specified by the special rights attached to the class or series, of the issued shares of such class or series.

7.3    Notwithstanding such consent in writing or such separate resolution, no such alteration shall be valid as to any part of the issued shares of any class or series unless the holders of the rest of the issued shares of such class or series either all consent thereto in writing or consent thereto by a separate resolution passed by a majority of 3/4 of the votes cast.

7.4    Unless these Bylaws otherwise provide, the provisions of these Bylaws relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting but the quorum at a class meeting or series meeting shall be one person holding or representing by proxy one‑third of the shares affected.

SECTION 8.     PURCHASE AND REDEMPTION OF SHARES

8.1    Subject to the special rights and restrictions attached to any shares, the Corporation may, by a resolution of the Directors and in compliance with the Corporation Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any shares that have a right of redemption attached to them in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Corporation is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Corporation insolvent.

8.2    Unless shares are to be purchased by the Corporation through a stock exchange or the Corporation is purchasing the shares from a dissenting shareholder pursuant to the requirements of the Corporation Act or the Corporation is purchasing the shares from a bona fide employee or bona fide former employee of the Corporation or of an affiliate of the Corporation, the Corporation shall make its offer to purchase pro rata to every shareholder who holds shares of the class or series to be purchased.

8.3    If the Corporation proposes at its option to redeem some but not all of the shares of a particular class or series, the Directors may, subject to the special rights and restrictions attached to the shares of such class or series decide the manner in which the shares to be redeemed shall be selected.

8.4    Subject to the provisions of the Corporation Act, the Corporation may reissue a canceled share that it has redeemed or purchased, or sell a share that it has redeemed or purchased but not canceled, but the Corporation may not vote or pay or make any dividend or other distribution in respect of a share that it has redeemed or purchased.

SECTION 9.     BORROWING POWERS

    9.1    The Directors may from time to time in their discretion authorize the Corporation to:

(a)    borrow money in such amount, in such manner, on such security, from such sources and upon such terms and conditions as they think fit;

(b)    guarantee the repayment of money borrowed by any person or the performance of any obligation of any person;

(c)    issue bonds, debentures, notes and other debt obligations either outright or as continuing security for any indebtedness or liability, direct or indirect, or obligations of the Corporation or of any other person; and

(d)    mortgage, charge (whether by way of specific or floating charge) or give other security on the undertaking or on the whole or any part of the property and assets of the Corporation, both present and future.

9.2    Any bonds, debentures, notes or other debt obligations of the Corporation may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Corporation, appointment of Directors or otherwise and may by their terms be assignable free from any equities between the Corporation and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

9.3    The Corporation shall keep or cause to be kept within the principal office of the Corporation a register of its debentures and a register of debentureholders which registers may be combined, and, subject to the provisions of the Corporation Act, may keep or cause to be kept one or more branch registers of its debenture holders at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

9.4    Every bond, debenture, note or other debt obligation of the Corporation shall be signed manually by at least one Director or officer of the Corporation or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture, note or other debt obligation appointed by the Corporation or under any instrument under which the bond, debenture, note or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture, note or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture, note or other debt obligation to hold at the date of the issue thereof.

SECTION 10.     SHAREHOLDERS  MEETINGS

10.1    Subject to an annual shareholder meeting shall be held once in every calendar year at such time (not being more than 13 months after the date that the last annual shareholders meeting was held or was deemed to have been held) and place as may be determined by the Directors.

10.2    Action required or permitted by the Corporation Act or these Bylaws to be taken at a shareholders' meeting may be taken without a meeting if notice of the proposed action is given to all voting shareholders and the action is taken by the holders of all shares entitled to vote on the action.  The action shall be evidenced by one (1) or more written consents bearing the date of signature and describing the action taken, signed, either manually or in facsimile, by the holders of the requisite number of shares entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

10.3    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called for by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10th)of all outstanding shares of the Corporation entitled to vote at the meeting.

10.4    The Board of Directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the Corporation.

10.5    Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the Stock Transfer Books of the Corporation, with postage thereon prepaid.

10.6    All the shareholders of the Corporation entitled to attend and vote at a shareholders meeting may, by unanimous consent in writing given before, during or after the meeting, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

10.7    Except as otherwise provided by the Corporation Act, where any special business at a shareholders meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at the principal office or records office of the Corporation or at some other place designated in the notice during usual business hours up to the date of such shareholders meeting.

SECTION 11.     PROCEEDINGS AT SHAREHOLDERS MEETINGS

    11.1    All business shall be deemed special business which is transacted at:

(a)    an annual shareholders meeting, with the exception of the conduct of and voting at such meeting, consideration of the financial statements and the respective reports of the Directors and the auditor, fixing or changing the number of directors, the election of Directors, the appointment of an auditor, fixing of the remuneration of the auditor and such other business as by these Bylaws or the Corporation Act may be transacted at a shareholders meeting without prior notice thereof being given to the shareholders or any business which is brought under consideration by the report of the Directors; and

(b)    any special meeting, with the exception of the conduct of and voting at such meeting.

11.2    No business, other than election of the chairman or the adjournment or termination of the meeting, shall be conducted at any shareholders meeting unless the required quorum of members, entitled to attend and vote, is present at the commencement of the meeting, but a quorum need not be present throughout the meeting.

11.3    Except as provided in the Corporation Act and these Bylaws a quorum shall be two persons present and being, or representing by proxy, shareholders holding not less than 10% of the shares entitled to be voted at the meeting.  If there is only one shareholder the quorum is one person present and being, or representing by proxy, such shareholder. The Directors, the senior officers of the Corporation, the solicitor of the Corporation and the auditor of the Corporation, if any, shall be entitled to attend at any shareholders meeting but no such person shall be counted in the quorum or be entitled to vote at any shareholders meeting unless he shall be a shareholder or proxyholder entitled to vote at such meeting.

11.4    If within half an hour from the time appointed for a shareholders meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be terminated. In any other case the meeting shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.

11.5    The Chairman of the Board or in his absence, or if there is no Chairman of the Board, the President or in his absence a Vice-President, if any, shall be entitled to preside as chairman at every meeting of the shareholders.

11.6    If at any shareholders meeting neither the Chairman of the Board nor the President nor a Vice-President is present within 15 minutes after the time appointed for holding the meeting or if any of them is present and none of them is willing to act as chairman, the Directors present shall choose one of their number to be chairman, or if all the Directors present decline to take the chair or shall fail to so choose or if no Director is present, the shareholders present shall choose one of their number or any other person to be chairman.

11.7    The chairman of a shareholders meeting may, with the consent of the meeting if a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for 30 days or more, notice, but not "advance notice", of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

11.8    No motion proposed at a shareholders meeting need be seconded and the chairman may propose or second a motion.

11.9  Subject to the provisions of the Corporation Act, every motion or question submitted to a meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chairman or demanded by at least one shareholder entitled to vote who is present in person or by proxy.  The chairman shall declare to the meeting the decision on every motion or question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the record of proceedings of the Corporation.  A declaration by the chairman that a motion or question has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the record of the proceedings of the Corporation shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against that motion or question.

11.10  The chairman of the meeting shall be entitled to vote any shares carrying the right to vote held by him but in the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

11.11  No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than 7 days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn.  In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive.

11.12  Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Corporation Act may provide.

11.13  On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

SECTION 12.     VOTES OF SHAREHOLDERS

12.1    Subject to any voting rights or restrictions attached to any class of shares and the restrictions as to voting on joint registered holders of shares, on a show of hands every shareholder who is present in person and entitled to vote at a shareholders meeting or class meeting shall have one vote and on a poll every shareholder entitled to vote shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxyholder.

12.2    Any person who is not registered as a shareholder but is entitled to vote at a shareholders meeting or class meeting in respect of a share, may vote the share in the same manner as if he were a shareholder but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

12.3    Any corporation, not being a subsidiary of the Corporation, which is a shareholder of the Corporation may by resolution of its directors of other governing body authorize such person as it thinks fit to act as its representative at any shareholders meeting of class meeting and to speak and vote at any such meeting or to sign resolutions of shareholders. The person so authorized shall be entitled to exercise in respect of and at any such meeting the same powers on behalf of the Corporation which he represents as that corporation could exercise if it were an individual shareholder of the Corporation personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and he shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative may be sent to the Corporation by written instrument, telegram, telex, telecopier or any method of transmitting legibly recorded messages.  Notwithstanding the foregoing, a corporation being a shareholder may appoint a proxyholder.

12.4    In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of shareholders. Several legal personal representatives of a deceased shareholder whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

12.5    A shareholder of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis or other person may appoint a proxyholder.

12.6    A shareholder holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more proxyholders to attend, act and vote for him on the same occasion. If such a shareholder should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A shareholder may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

12.7    A form of proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, under the hand of a duly authorized officer or attorney.

12.8    Any person may act as proxyholder whether or not he is a shareholder. The proxy may authorize the proxyholder to act as such for the appointor for such period, at such meeting or meetings and to the extent permitted by the Corporation Act.

12.9    A form of proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the principal office of the Corporation or at such other place as is specified for that purpose in the notice calling the meeting, or shall be deposited with the chairman of the meeting. In addition to any other method of depositing proxies provided for in these Bylaws, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at any place or places and providing for particulars of such proxies to be sent to the Corporation or any agent of the Corporation in writing or by letter, telegram, telex, telecopier or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the registered office of the Corporation or at the office of any agent of the Corporation appointed for the purpose of receiving such particulars and also providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Section, and votes given in accordance with such regulations shall be valid and shall be counted.

12.10  Unless the Corporation Act or any other statute or law which is applicable to the Corporation or to any class or series of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the following form, or in such other form that the Directors or the chairman of the meeting shall approve:

(Name of Corporation)

The undersigned, being a shareholder of the above Corporation, hereby appoints                      or failing him                      as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the shareholders' meeting of the Corporation to be held on the _____ day of                 , _______ and at any adjournment thereof.

Signed this _____ day of                 , _______.

(Signature of shareholder)

12.11  A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the shareholder giving the proxy or revocation of the proxy or of the authority under which the proxy was executed or transfer of the share or shares in respect of which the proxy is given unless notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Corporation or by the chairman of the meeting or adjourned meeting for which the proxy is given before the vote is taken.

    12.12  Every proxy may be revoked by an instrument in writing:

(a)    executed by the shareholder giving the same or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation; and

(b)    delivered either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting or adjourned meeting for which the proxy is given, or to the chairman of the meeting on the day of the meeting of any adjournment thereof before any vote in respect of which the proxy is given shall have been taken, or in any other manner provided by law.

SECTION 13.     DIRECTORS

13.1    The business and affairs of the Corporation shall be managed by its Board of Directors.

13.2    The number of directors of the Corporation shall be not less than one (1), nor more than seven (7).  The terms of all directors shall expire at the next annual shareholders meeting following their election, unless the terms of the directors are staggered in accordance with Wyoming Statute § 17-16-806.  Despite the expiration of a Director's term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.  Directors need not be residents of the State of Wyoming or shareholders of the Corporation.

13.3    The remuneration of the Directors as such may from time to time be determined by the Directors or, if the Directors shall so decide, by the shareholders. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Corporation as such who is also a Director. The Directors shall be repaid such reasonable traveling, accommodation and other expenses as they incur in and about the business of the Corporation and if any Director shall perform any professional or other services for the Corporation that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Corporation's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the shareholders, and such remuneration may be either in addition to or in substitution for any other remuneration that he may be entitled to receive. Unless otherwise determined by resolution, the Directors on behalf of the Corporation may pay a gratuity, pension or retirement allowance to any Director who has held any office or appointment with the Corporation or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

13.4    A Director shall not be required to hold a share of stock in the Corporation as qualification for his office but shall be qualified to become or act as a Director as required by the Corporation Act.

SECTION 14.     ELECTION AND REMOVAL OF DIRECTORS

14.1    At each annual meeting of the shareholders, all the Directors shall retire and the shareholders entitled to vote at the meeting shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Bylaws. If all the shareholders entitled to attend and vote at an annual meeting consent in writing to the business required to be transacted at such meeting, the meeting shall be deemed for the purpose of this Section to have been held on the date specified in the consent or in the resolutions consented to in writing dealing with such business.

14.2    A retiring Director shall be eligible for re-election.

14.3    Where the Corporation fails to hold an annual shareholders meeting or the shareholders fail to consent to the business required to be transacted at such meeting, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual meeting could have been held pursuant to these Bylaws and they may continue to hold office until other Directors are appointed or elected or until the day on which the next annual shareholders' meeting is held.

14.4    If at any shareholders meeting at which there should be an election of Directors, the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re‑elected as may be requested by the newly elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Bylaws until further new Directors are elected at a shareholders meeting convened for the purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Bylaws such number shall be fixed at the number of Directors actually elected or continued in office.

14.5    A vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.

14.6     The office of a Director shall be vacated if the Director:

(a)    resigns his office by notice in writing delivered to the principal office of the Corporation; or

(b)    ceases to be qualified to act as a Director pursuant to the Corporation Act.

14.7    In accordance with the Corporation Act, a director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.

14.8    The Directors may increase or decrease the number of Directors within the minimum and maximum range established by these Bylaws.

SECTION 15.     POWERS AND DUTIES OF DIRECTORS

15.1    The Directors shall manage, or supervise the management of, the affairs and business of the Corporation and shall have authority to exercise all such powers of the Corporation as are not, by the Corporation Act, the Articles of the Corporation or these Bylaws, required to be exercised by the shareholders.

15.2    The Directors may from time to time by power of attorney or other instrument appoint any person to be the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bylaws and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favor of any of the Directors or any of the shareholders of the Corporation or in favor of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

SECTION 16.     DISCLOSURE OF INTEREST OF DIRECTORS

16.1    A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the provisions of the Corporation Act.

16.2    A Director shall not vote in respect of any such contract or transaction with the Corporation in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Corporation Act, the foregoing prohibitions shall not apply to:

(a)    any such contract or transaction relating to a loan to the Corporation, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan;

(b)    any contract or transaction made or to be made with, or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a director;

(c)    any contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or any contract, arrangement or transaction in which a Director is, directly or indirectly, interested if all the other Directors are also, directly or indirectly interested in the contract arrangement or transaction;

(d)    determining the remuneration of the Directors;

(e)    purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors;

(f)    the indemnification of any Director or officer by the Corporation.

The foregoing exceptions may from time to time be suspended or amended to any extent approved by the shareholders and permitted by the Corporation Act, either generally or in respect of any particular contract or transaction or for any particular period.

16.3    A Director may hold any office or appointment with the Corporation (except as auditor of the Corporation) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Corporation either with regard to his tenure of any such other office or appointment or as vendor, purchaser or otherwise and, subject to compliance with the provisions of the Corporation Act, no contract or transaction entered into by or on behalf of the Corporation in which a Director is in any way interested shall be liable to be voided by reason thereof.

16.4    Subject to compliance with the provisions of the Corporation Act, a Director or his firm may act in a professional capacity for the Corporation (except as auditor of the Corporation) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

16.5    A Director may be or become a director or officer or employee of, or otherwise interested in, any corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Corporation Act, such Director shall not be accountable to the Corporation for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the Corporation in shareholders meeting otherwise directs.

SECTION 17.     PROCEEDINGS OF DIRECTORS

17.1    The Chairman of the Board or, in his absence or if there is no Chairman of the Board, the President shall preside as chairman at every meeting of the Directors.

17.2    If at any meeting of Directors neither the Chairman of the Board nor the President is present within 15 minutes after the time appointed for holding the meeting or if either of them is present but is not willing to act as chairman or if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.

17.3    The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote.

17.4    A Director may participate in a meeting of the Board or of any committee of Directors by means of telephone or other communications facility by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A meeting so held in accordance with this Article shall be deemed to be an actual meeting of the Board and any resolution passed at such meeting shall be as valid and effectual as if it had been passed at a meeting where the Directors are physically present.  A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote at the meeting.

17.5    A Director may at any time, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board.

17.6    Notice of a meeting of the Board shall be given to each Director and alternate Director at least 48 hours before the time fixed for the meeting and may be given orally, personally or by telephone, or in writing, personally or by delivery through the post or by  letter, telegram, telex, telecopier or any other method of transmitting legibly recorded messages in common use. When written notice of a meeting is given to a Director, it shall be addressed to him at his registered address. Where the Board has established a fixed time and place for the holding of its meetings, no notices of meetings to be held at such fixed time and place need be given to any Director. A Director entitled to notice of a meeting may waive or reduce the period of notice convening the meeting and may give such waiver before, during or after the meeting.

17.7    For the first meeting of the Board to be held immediately following the election of a Director at an annual meeting of the shareholders of the Corporation or for a meeting of the Board at which a Director is appointed to fill a vacancy on the Board, no notice of such meeting shall be necessary to such newly appointed or elected Director in order for the meeting to be properly constituted.

17.8    Any Director who may be absent temporarily from the Province of British Columbia may file at the principal office of the Corporation a waiver of notice, which may be by letter, telegram, telex, telecopier or any other method of transmitting legibly recorded messages, of meetings of the Directors and may at any time withdraw the waiver, and until the waiver is withdrawn, no notice of meetings of Directors shall be sent to that Director, and any and all meetings of Directors, notice of which has not been given to that Director shall, provided a quorum of the Directors is present be valid and effective.

17.9    The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be a majority of the Directors or, if the number of Directors is fixed at one, shall be one Director.

17.10  The continuing Directors may act notwithstanding any vacancy in their body but, notwithstanding Section 17.9, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number or of summoning a shareholders meeting of the Corporation, but for no other purpose.

17.11  Subject to the provisions of the Corporation Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the shareholders of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

17.12  A resolution consented to in writing, whether by document, telegram, telex, telecopier or any method of transmitting legibly recorded messages or other means, by all of the Directors for the time being in office without their meeting together shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held, shall be deemed to relate back to any date stated therein to be the effective date thereof and shall be filed in the minute book of the Corporation accordingly.  Any such resolution may consist of one or several documents each duly signed by one or more Directors which together shall be deemed to constitute one resolution in writing.

SECTION 18.     EXECUTIVE AND OTHER COMMITTEES

18.1    The Directors may by resolution appoint an Executive Committee consisting of such member or members of the Board as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of such Committee and to fill vacancies in it.

18.2    The Directors may by resolution appoint one or more other committees consisting of such member or members of the Board as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in any committee of the Board, the power to appoint or remove officers appointed by the Board and such other powers as may be specified in the resolution) subject to such conditions as may be prescribed in such resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it.

18.3    Committees appointed under this section may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.

18.4    Committees appointed under this section may meet and adjourn as they think proper. Questions arising at any meeting of a committee shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes the chairman shall not have a second or casting vote. The provisions of Section 17.12 shall apply mutatis mutandis to resolutions consented to in writing by the members of a committee appointed under this section.

SECTION 19.     OFFICERS

19.1    The Directors shall from time to time appoint a President and a Secretary and such other officers, if any, as the Directors shall determine and the Directors may at any time terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Corporation Act.

19.2    One person may hold more than one of such offices except that the offices of President and Secretary shall be held by different persons unless the Corporation has only one shareholder. Any person appointed as the Chairman of the Board, President or Managing Director shall be a Director. The other officers need not be Directors.

19.3    The remuneration of the officers of the Corporation as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors.  Such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Corporation a gratuity, pension or retirement allowance.

19.4    The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the secretary specified in the Corporation Act.

19.5    Every officer of the Corporation who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

SECTION 20.     INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

20.1    Subject to the provisions of the Corporation Act, the Directors may, with the approval of the Court, cause the Corporation to indemnify a Director or former Director of the Corporation or a director or former director of a corporation of which the Corporation is or was a shareholder, and the heirs and personal representatives of any such person,against all costs, charges and expenses, including an amount Paid to settle an action or satisfy a judgment actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director of the Corporation or a director of such corporation, including any action or proceeding brought by the Corporation or any such corporation. Each Director of the Corporation on being elected or appointed shall be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

20.2    Subject to the provisions of the Corporation Act, the Directors may cause the Corporation to indemnify any officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director) and his heirs and Personal representatives against all costs, charges and expenses whatsoever incurred by him and resulting from his acting as an officer, employee or agent of the Corporation or such corporation. In addition the Corporation shall indemnify the Secretary or an Assistant Secretary of the Corporation (if he shall not be a full time employee of the Corporation and notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him and arising out of the functions assigned to the Secretary by the Corporation Act or these Bylaws. Each such Secretary and Assistant Secretary on being appointed shall be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

20.3    For the purposes of Section 20.1, a civil, criminal or administrative action or proceeding shall include a civil, criminal, administrative or other investigation or inquiry the subject of which concerns the acts or conduct of a Director or former Director of the Corporation while a Director of the Corporation.

20.4    The failure of a Director or officer of the Corporation to comply with the provisions of the Corporation Act, the  Articles of the Corporation or these Bylaws shall not invalidate any indemnity to which he is entitled under this section.

20.5    The Directors may cause the Corporation to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, Officer, employee, or agent of any corporation of which the Corporation is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such Director, director, officer, employee or agent.

SECTION 21.      DIVIDENDS AND RESERVE

21.1    The Directors may from time to time declare and authorize payment of such dividends if any, as they may deem advisable and need not give notice of such declaration to any member.  No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive, The Corporation may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the Corporation or any other corporation or in any one or more such ways as may be authorized by the Corporation or the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any section thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled shall be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

21.2    Any dividend declared on shares of any class may be made payable on such date as is fixed by the Directors.

21.3    Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

21.4    The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which such funds of the Corporation may be properly applied, and pending such application may, at the like discretion, either  be employed in the business of the Corporation or be invested in such investments as the Directors may from time to time think fit.  The Directors may also, without placing the same in reserve, carry forward such funds which they think prudent not to divide.

21.5    If several persons are registered as joint holders of any share, any one may give an effective receipt for any dividend, interest or other moneys payable in respect of the share.

21.6    No dividend shall bear interest. Where the dividend to which shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

21.7    Any dividend, interest or other moneys payable in respect of shares may be paid by check or warrant sent by mail directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such check or warrant shall be made payable to the order of the person to whom it is sent.  The mailing of such check or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such check or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

21.8    Notwithstanding anything contained in these Bylaws the Directors may from time to time capitalize any undistributed surplus on hand of the Corporation and may from time to time issue as fully paid and non‑assessable any unissued shares or any bonds, debentures or other debt obligations of the Corporation as a dividend representing such undistributed surplus on hand or any part thereof.

21.9    A transfer of a share shall not pass the right to any dividend declared thereon before the registration of the transfer in the register

SECTION 22.     RECORD DATES

22.1    The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Corporation Act preceding the date of any meeting of shareholders or any class or series thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of shareholders, as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Bylaws, only shareholders of record on the date so fixed shall be deemed to be shareholders for the purposes aforesaid.

22.2    Where no record date is so fixed for the determination of shareholders as provided in the preceding section the date on which the notice is mailed or on which the resolution declaring the dividend is passed, as the case may be, shall be the record date for such determination.

SECTION 23.     DOCUMENTS, RECORDS AND FINANCIAL STATEMENTS

23.1    The Corporation shall keep at its principal office or at such other place as the Corporation Act may permit, the documents, copies, registers, minutes, and records which the Corporation is required by the Corporation Act to keep at its principal office or such other place, as the case may be.

23.2    The Corporation shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Corporation in order properly to record the financial affairs and condition of the Corporation and to comply with the Corporation Act.

23.3    Unless the Directors determine otherwise, or unless otherwise determined by a shareholders resolution, no shareholder of the Corporation shall be entitled to inspect the accounting records of the Corporation.

23.4    The Directors shall from time to time at the expense of the Corporation cause to be prepared and make available at a shareholders meeting such financial statements and reports as are required by the Corporation Act.

23.5     Every shareholder shall be entitled to be furnished once gratis on demand with a copy of the latest annual financial statement of the Corporation and, if so required by the Corporation Act, a copy of each such annual financial statement and interim financial statement shall be mailed to each shareholder.

SECTION 24.     NOTICES

24.1    A notice, statement or report may be given or delivered by the Corporation to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of shareholders. Where a notice, statement or report is sent by mail service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing and mailing the notice, statement or report and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A certificate signed by the Secretary or other officer of the Corporation or of any other corporation acting in that behalf for the Corporation that the letter, envelope or wrapper containing the notice, statement or report was so addressed and mailed shall be conclusive evidence thereof.

24.2    A notice, statement or report may be given or delivered by the Corporation to the joint holders of a share by giving or delivering it to the joint holder first named in the register of shareholders in respect of that share.

24.3    A notice, statement or report may be given or delivered by the Corporation to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by sending it through the mail addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address, if any, supplied to the Corporation for the purpose by the persons claiming to be so entitled or until such address has been so supplied, by giving it in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

24.4    Notice of every annual meeting or special meeting of the shareholders holding shares of a class or series shall be given in a manner hereinbefore authorized to every shareholder holding at the time of the issue of the notice or the date fixed for determining the shareholders entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Corporation and the Directors of the Corporation shall be entitled to receive notices of any such meeting.

SECTION 25.     PROHIBITIONS

25.1    If the Corporation is, or becomes, a corporation which is not a publicly held corporation, the number of persons who beneficially own designated securities of the Corporation (counting any two or more joint registered owners as one beneficial owner) shall be limited to 50, excluding persons that:

(a)    are employed by the Corporation or an affiliate of it, or

(b)    beneficially owned, directly or indirectly, designated  securities of the Corporation while employed by it or by an affiliate of it and, at all times since ceasing to be so employed, have continued to beneficially own, directly or indirectly, at least one designated security of the Corporation.

25.2    If the Corporation is, or becomes, a corporation which is not a publicly held corporation, no designated securities of the Corporation, and no securities that are convertible into or exchangeable for designated securities of the Corporation, shall be:

(a)    offered for sale to the public; or

(b)    transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer.